UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2006

DUKE ENERGY CORPORATION

(formerly Duke Energy Holding Corp.)

(Exact name of registrant as specified in its charter)

Delaware	001-32853	20-2777218
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

526 South Church Street, Charlotte, North Carolina	28202-1904
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 594-6200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 1.01               Entry into a Material Definitive Agreement

In order to prevent the possibility that a one-day fluctuation in market price could distort award payouts, effective as of August 19, 2006, the performance share and phantom stock awards that were provided to Messrs. Fred J. Fowler, Jimmy W. Mogg and David L. Hauser and Dr. Ruth G. Shaw in 2004 were amended to change the total shareholder return calculation from one that uses the last business day of the three-year (2004-2006) performance period to one that uses the average of the last 30 business days of that period.  In addition, these same phantom stock awards also were amended, effective August 19, 2006, to prohibit accelerated payments under such awards in order to ensure compliance with the deferred compensation rules under Section 409A of the Internal Revenue Code of 1986, as amended.

The foregoing description of the amendments to the 2004 performance share and phantom stock agreements is qualified in its entirety by reference to the Form Amendments attached hereto as Exhibits 10.1 and 10.2.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUKE ENERGY CORPORATION

Date: August 24, 2006	By:	/s/Steven K. Young
	Name:	Steven K. Young
	Title:	Vice President and Controller

EXHIBIT INDEX

Exhibit	Description
10.1	Form of Amendment to Performance Award Agreement and Phantom Stock Award Agreement
10.2	Form of Amendment to Phantom Stock Award Agreement